UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2022

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-40432	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUEM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 4, 2022, Tuesday Morning Corporation (the “Company”) and Fred Hand entered into a transition agreement pursuant to which the Company and Mr. Hand agreed that his employment as Chief Executive Officer of the Company would terminate on November 4, 2022. In connection therewith, also as previously reported, the Company appointed Andrew T. Berger as Chief Executive Officer of the Company.

Prior to his appointment as Chief Executive Officer, Mr. Berger served as an independent member of the Board of Directors of the Company (the “Board”) and as a member of the Audit Committee of the Board. In connection with his appointment as Chief Executive Officer, Mr. Berger resigned from his position on the Audit Committee of the Board. As a result, the Audit Committee has been reduced to two members, each of whom is an independent director pursuant to the listing rules of the Nasdaq Stock Market, LLC (“Nasdaq”). Accordingly, the Company currently is not compliant with Nasdaq Listing Rule 5605(c)(2), which requires that the audit committee of a Nasdaq listed company consist of at least three members, each of whom is an independent director pursuant to the Nasdaq Listing Rules. In accordance with the Nasdaq Listing Rules, on November 7, 2022, the Company notified Nasdaq of Mr. Berger’s appointment as Chief Executive Officer and resignation from the Audit Committee and the resulting non-compliance with Nasdaq Listing Rule 5605(c)(2). The Company also received a letter from Nasdaq indicating the Company was not in compliance with Nasdaq Listing Rule 5605 and noting that the Company would, in accordance with Nasdaq Listing Rule 5605(c)(4)(B), have a cure period until the earlier of its next annual meeting of shareholders or May 3, 2023 to regain compliance.

The Company intends to appoint an additional independent director to the Board and the Audit Committee as soon as practicable and prior to the expiration of the cure period under Nasdaq Listing Rule 5605(c)(4)(B).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Andrew T. Berger

In connection with his appointment as Chief Executive Officer, Mr. Berger and the Company entered into an Employment Agreement, dated as of November 6, 2022 (the “Berger Employment Agreement”). The Berger Employment Agreement provides for an initial three-year term and will automatically renew for additional one-year periods unless either party gives prior written notice of nonrenewal. The Berger Employment Agreement provides for an initial annual base salary of $1,000,000 and an annual target bonus opportunity of 100% of Mr. Berger’s base salary, with the amount actually earned based on performance (up to a maximum of 200% of his base salary). With respect to fiscal year 2023, Mr. Berger will be entitled to a minimum annual bonus of $1,000,000, up to 20% of which may be paid by the Company in common stock. The Berger Employment Agreement also provides for a $1,000,000 signing bonus, to be paid as soon as practicable following the effective date of the agreement. In the event Mr. Berger’s employment is terminated by the Company for “cause” or by him without “good reason” (each as defined in the Berger Employment Agreement) prior to the first anniversary of the effective date of the Berger Employment Agreement, he will be required to repay the after-tax amount of the signing bonus. Under the Berger Employment Agreement, Mr. Berger is eligible to participate in the Company’s applicable equity incentive plan with actual award amounts subject to approval of the board of directors. Mr. Berger will also be eligible to participate in the Company’s benefit plans generally and is entitled to the payment of certain relocation expenses and legal fees in connection with the negotiation and drafting of the Berger Employment Agreement.

The Berger Employment Agreement also provides for a one-time grant of restricted stock units, including (i) an award of time-based restricted stock units having a target value of $250,000 (the “Berger RSUs”) and (ii) an award of performance-based restricted stock units having a target value of $250,000 (the “Berger PRSUs”), in each case, to be granted on the second business day following completion by the Company of a reverse stock split, and to be payable in combination of cash and/or shares of the Company’s common stock as determined by the board of directors. The Berger RSUs will vest in equal installments on each of the first four anniversaries of the date of grant, so long as Mr. Berger remains employed through each vesting date. The Berger PRSUs will vest over a period of three years from the date of grant (subject to Mr. Berger’s continuous employment through each vesting date) based on the achievement of certain performance goals over the three-year period of July 1, 2023 through June 30, 2026.

Under the terms of the Berger Employment Agreement, if Mr. Berger’s employment is terminated by the Company without cause or he resigns with good reason, he will be entitled to receive severance benefits as follows: (a) any earned but unpaid bonus for the fiscal year preceding the year in which the termination of employment occurs, and (b) cash severance in an amount equal to (i) 12 months of base salary, payable in a lump sum on the first payroll date following the 30th date after the termination of employment; provided, that if such termination of employment occurs prior to the first anniversary of the effective date of the agreement, such amount shall be prorated based the number of days of service in an amount not less than $50,000, and (ii) a prorated annual bonus for the fiscal year of termination payable at the same time as bonuses would otherwise be payable under the Company’s annual bonus plan, subject to the achievement of applicable performance goals for the performance period; provided, that if no bonus plan is adopted for a fiscal year, the amount payable shall equal the target prorated annual bonus opportunity for the fiscal year of termination payable in an amount of not less than $50,000. However, if Mr. Berger’s employment is terminated by the Company without cause or if he resigns with good reason, in each case, within one year following a “change in control” (as defined in the Berger Employment Agreement), the cash severance payable to Mr. Berger will include 18 months (rather than 12 months) of base salary and all of Mr. Berger’s outstanding time-based restricted stock units will vest in full and all of Mr. Berger’s performance-based restricted stock units will remain eligible for vesting upon achievement of the applicable performance goals.

Mr. Berger’s receipt of the severance benefits described in the previous paragraph is subject to Mr. Berger’s execution (and non-revocation) of a release of claims in favor of the Company and his continued compliance with restrictive covenants, which include customary nonsolicitation and noncompetition covenants that apply for the duration of Mr. Berger’s employment and for a period of one year thereafter and confidentiality, nondisclosure and nondisparagement covenants.

The foregoing summary of the Berger Employment Agreement is qualified in its entirety by reference to the full text of the Berger Employment Agreement, a copy of which is filed as Exhibit 10.1 to this report, and incorporated by reference herein.

Employment Agreement with William M. Baumann

As previously reported, on November 4, 2022, William M. Baumann was appointed Chief Operating Officer and Interim Chief Merchant of the Company.

In connection with his appointment as Chief Operating Officer and Interim Chief Merchant, Mr. Baumann and the Company entered into an Employment Agreement (the “Baumann Employment Agreement”). The Baumann Employment Agreement provides for an initial three-year term and will automatically renew for additional one-year periods unless either party gives prior written notice of nonrenewal. The Baumann Employment Agreement provides for an initial annual base salary of $515,000 and an annual target bonus opportunity of 100% of Mr. Baumann’s base salary, with the amount actually earned based on performance (up to a maximum of 200% of his base salary). Under the Baumann Employment Agreement, Mr. Baumann is eligible to participate in the Company’s applicable equity incentive plan with actual award amounts subject to approval of the board of directors. Mr. Baumann will also be eligible to participate in the Company’s benefit plans generally. In addition, the Company will pay Mr. Baumann an additional amount of $20,000 for any month in which he is serving as Interim Chief Merchant (the “Stipend”).

The Baumann Employment Agreement also provides for a one-time grant of restricted stock units, including (i) an award of time-based restricted stock units having a target value of $128,750 (the “Baumann RSUs”) and (ii) an award of performance-based restricted stock units having a target value of $128,750 (the “Baumann PRSUs”), in each case, to be granted on the second business day following completion by the Company of a reverse stock split, and to be payable in combination of cash and/or shares of the Company’s common stock as determined by the board of directors. The Baumann RSUs will vest in equal installments on each of the first four anniversaries of the date of grant, so long as Mr. Baumann remains employed through each vesting date. The Baumann PRSUs will vest over a period of three years from the date of grant (subject to Mr. Baumann’s continuous employment through each vesting date) based on the achievement of certain performance goals over the three-year period of July 1, 2023 through June 30, 2026.

Under the terms of the Baumann Employment Agreement, if Mr. Baumann’s employment is terminated by the Company without cause or he resigns with good reason, he will be entitled to receive severance benefits as follows: (a) any earned but unpaid bonus for the fiscal year preceding the year in which the termination of employment occurs, and (b) cash severance in an amount equal to (i) 12 months of base salary (and, if he is serving as Interim Chief Merchant on the termination date, 12 months of the Stipend), payable over the 12-month period following the termination of employment and (ii) a prorated annual bonus for the fiscal year of termination payable at the same time as bonuses would otherwise be payable under the Company’s annual bonus plan, subject to the achievement of applicable performance goals for the performance period; provided, that if no bonus plan is adopted for a fiscal year, the amount payable shall equal the target prorated annual bonus opportunity for the fiscal year of termination. However, if Mr. Baumann’s employment is terminated by the Company without cause or if he resigns with good reason, in each case, within one year following a “change in control” (as defined in the Baumann Employment Agreement), the cash severance payable to Mr. Baumann will include 18 months (rather than 12 months) of base salary and all of Mr. Baumann’s outstanding time-based restricted stock units will vest in full and all of Mr. Baumann’s performance-based restricted stock units will remain eligible for vesting upon achievement of the applicable performance goals.

Mr. Baumann’s receipt of the severance benefits described in the previous paragraph is subject to Mr. Baumann’s execution (and non-revocation) of a release of claims in favor of the Company and his continued compliance with restrictive covenants, which include customary nonsolicitation and noncompetition covenants that apply for the duration of Mr. Baumann’s employment and for a period of one year thereafter and confidentiality, nondisclosure and nondisparagement covenants.

The foregoing summary of the Baumann Employment Agreement is qualified in its entirety by reference to the full text of the Baumann Employment Agreement, a copy of which is filed as Exhibit 10.2 to this report, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

10.1       Employment Agreement, dated November 4, 2022, between the Company and Andrew T. Berger

10.2       Employment Agreement, dated November 4, 2022, between the Company and William Baumann

104       Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date November 10, 2022	By:	/s/ Jennyfer R. Gray
Jennyfer R. Gray
Vice President, Interim General Counsel and Corporate Secretary

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